Agreement No. P - 043 / 00
                                    AGREEMENT

        ON PROVISION OF EXPRESS DELIVERY TRANSPORT & EXPEDITION SERVICES

    Moscow                                                     February 23, 2000

         Present agreement has been concluded between OOO [United Parcel service
(RUS)] in the person of general director Shatskikh Ivan Viktorovich, acting on the basis of the Company's Charter, hereinafter named as UPS, and ZAO [Oxiris] in the person of general director Dolgov V. A., hereinafter named as Client, on the following:

                                   1. SUBJECT

         1.1. UPS provides the Client, within the period of validity of the present agreement, with the complex of transport - expedition services of express - delivery of documents and cargoes (hereinafter express - cargoes) in accordance with the principle of [from door to door] to various destination points in countries served by UPS.

                                   2. GENERAL

         2.1. UPS accepts for sending express - cargoes of documentary and documentary free type.

         2.2. Conditions of shipments carried out by UPS are governed by regulations of Convention on the Unification of Rules of International Shipment of Cargoes by Aircraft of October 12, 1929, Additional Protocol for the Convention mentioned of September 28, 1955 and Convention concerning the Agreement on International Road Shipment of Cargoes of May 19, 1956, on which basis the [Conditions of shipment] of UPS listed in way - bill were developed.

         2.3. The present agreement and way - bill with listed Conditions of shipment of UPS, which is put in order while transporting any separate express - cargo, are inherent parts of each other, which allow to determine will of parties, which have concluded the present agreement.

         2.4. Express - cargoes not forbidden by the Conditions of shipment of UPS and legislation of countries of dispatch, transit and destination are accepted for sending.

         2.5. UPS has the right to check correspondence of the cargo description provided by Client in the way - bill and accompanying documents to its real contents.

         2.6. UPS has the right to delay express - cargoes, the contents of which is forbidden to be sent, and also destroy or permit to destroy express - cargoes, the contents of which may cause damage of other cargoes, creates danger to life and health of UPS workers or third persons, if this danger cannot be eliminated by other means.

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                               3. UPS OBLIGATIONS

         3.1. UPS takes all reasonable measures to deliver express - cargoes to a destination point within the shortest periods of time.

         3.2.  UPS   provides  all  sent  and  received   cargoes  to  a  Custom
legalization in accordance with the Russian legislation.

         3.3. Acceptance of express cargoes for sending is implemented by UPS courier in the time and place agreed by the parties in advance.

         3.4. At Client's request, UPS presents information on goods delivery.

         3.5. UPS for gratis provides Client with air craft way - bills, standard packing and reference materials as required.

                            4. UPS RESPONSIBILITIES

         4.1. In case of loss or damage of an item of mail of non - documentary type through the fault of UPS, UPS indemnifies to Client the cargo value, however, in an amount not exceeding the sum equivalent to 100 USA dollars.

         4.2. Client may increase the limiting amount of indemnity for losses occurred through the fault of UPS to an equivalent of 50,000 USA dollars per one place of express cargo of non - documentary type. To do it, he can make a corresponding entry to the column [Declared Value of Shipment for Insurance Only], undertaking at the same time the obligations for additional payments for the value declared in accordance with tariffs of UPS.

         4.3. Provisions as per items 4.1., 4.2. are not applied to express - cargoes of documentary type.

         4.4. UPS bears no responsibility for loss or damage of cargo forbidden to be sent, including the case, when such a cargo was accepted for sending by mistake.

                              5. CLIENT OBLIGATIONS

         5.1. Client guarantees readiness of the cargo, availability and correctness of filling in accompanying documents as required.

         5.2.  Client  bears   responsibility  for  correctness  of  information
concerning sender, recipient, value and contents of the express - cargo.

         5.3. Client bears responsibility for packing the express - cargo, which ensures its safe keeping in the course of shipment.

         5.4. Client guarantees to pay bills for UPS services in accordance with provisions of section 6.
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                        6. TARIFFS AND TERMS OF PAYMENT

         6.1. Payment for UPS services is implemented in accordance with valid tariffs. The valid tariffs do not VAT and sales tax, in case they are applicable. The valid tariffs may undergo changing, on which UPS undertakes to inform Client in advance.

         6.2. Payment of bills for UPS services is implemented through a bank remittance in Russian rubles at a rate of the Central Bank of the Russian Federation at the date of payment plus three percents. Bills are subject to be paid within 7 calendar days.

         6.3. While paying for UPS services by cash or through credit card, settlements are carried out at a rate established by UPS for the date of payment.

         6.4. Terms of payment for shipment by recipient or the third person are coordinated by the Supplement, which is inherent part of the present agreement.

         6.5. Fine for delay of Client's payment for UPS services in accordance with the present agreement is equal to 0.5 % per one calendar day of delay.

         6.6. In case of Client's non - payment bills for UPS services within 30 calendar days, UPS has the right to suspend providing services in Accordance with the present agreement, until the payment has been made.

                                7. FORCE MAJEURE

         7.1. None of the parties bears any responsibility to the other party for delay or non - execution of obligations, which are caused by circumstances of force majeure, which occurred against of parties' will and desire, and which could not be foreseen or avoided, including declared or actual war, civil disturbances, epidemics, blockade, embargo, and also earthquakes, floods, fires and other natural calamities.

         7.2.  The  party,   which  cannot  execute  its   obligations   due  to
circumstances of force majeure, shall immediately notify the other party on the circumstances specified.

         7.3. In connection with occurred circumstances of force majeure, the parties shall sign the statement on termination of validity of the present agreement or coordinate joint actions towards overcoming unfavorable consequences of the circumstances specified.

                       8. ORDER OF ARGUMENT EXAMINATION.

         8.1. Arguments, which may appear in the course of execution of the present agreement and corresponding additional agreements, are settled between the parties in the course of negotiations.

         8.2. All disagreements and arguments arisen ion the course of execution of the present agreement and corresponding additional agreements and unsettled in the course of negotiations are subject to be transferred for examination to the Court of arbitration of the Russian Federation.

                  9. VALIDITY AND TERMINATION OF THE AGREEMENT

         9.1. The present agreement comes into force since the moment of its signing by both parties. The agreement is concluded for the period of 1 year and automatically prolonged for the next period, if none of the parties notifies in written form on its will to cease the agreement not later than 1 month before the expiration of the term of validity of the agreement.

10. LEGAL ADDRESSES AND BANK DETAILS
 OF THE PARTIES.
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UPS:                                                       Client:
-----                                                      -------
OOO[united Parcel Service (RUS)]                           ZAO[OXIRIS]
Russia,   123557,   Moscow,   B.  Tishinskii   lane,       117802, Moscow,
building 8 / 2.                                            Nauchny passage, 12
INN 7707280394                                             INN 7706200205
Settlement account 40702810500700701026                    Settlement account 40702810700030000049
in KB[Sitibank T / O](OOO), Moscow                         in KB[Evrozapsibbank]
BIK 044525202                                              BIK 044585726
Correspondent account 30101810300000000202                 Correspondent account 30101810000000000726
Currency account 40702840300700701018                      OKPO 51260913
in KB[Sitibank T / O](OOO), Moscow                         OKONKh 71100, 71200, 71500
Correspondent account 36087478 in Citibank New York
SWIFT CITIRUMX

9. SIGNATURES OF THE PARTIES.

UPS:                                                       Client:
General director                                           General director
OOO[United Parcel Service (RUS)]
(Signature) /s/Shatskikh I. V.                             (Signature) /s/Dolgov V. A.
            ------------------                                         ---------------
(Seal)                                                     (Seal)
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